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                                                                    EXHIBIT 21

                SUBSIDIARIES OF THE COMPANY AS OF JUNE 19, 1997

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                                        State of
                                     Incorporation/                                         ARVAL's
      Name                            Registration            DBA's                       % Interest
      ----                           --------------           -----                       ----------
ARV Health Care, Inc.                  California                                             100%

ARV Investment Group, Inc.             California                                             100%

ARV Nevada Assisted Living, Inc.       Nevada              Inn at Summit Ridge                100%

Bella Vita ARV, Inc.                   Florida                                                100%

LAVRA, Inc.                            Delaware                                               100%

ProMotive Rehabilitation Services      California          GeriCare                           100%

Pacific Demographics Corporation       California                                             100%

ARV Constructors, Inc.                 California                                             100%

ARVIM, Inc.                            California          Villa at Palm Desert               100%
                                                           Northgate Park Retirement Center
                                                           Shorehaven Manor
                                                           Amber Wood

Prospect Park Residence Home           New York                                                50%
  Health Care, Inc.

ARV Assisted Living                    California                                             100%
  International, Inc.

American Retirement Villas             California          Covina Villa                       0.20%
  Properties II, a California                              Montego Heights Lodge         (General Partner
  limited partnership                                      Retirement Inn of Burlingame     Interest)
                                                           Retirement Inn of Campbell
                                                           Retirement Inn of Daly City        50.70%
                                                           Retirement Inn of Fremont     (Limited Partner)
                                                           Retirement Inn of Fullerton      (Interest)
                                                           Retirement Inn of Sunnyvale
                                                           Valley View Lodge
                                                           The Inn at Willow Glen

San Gabriel Retirement Villa,          California          Villa Colima                       1.00%
  a California limited partnership                                                        (General Partner
                                                                                              Interest)
                                                                                                58%
                                                                                          (Limited Partner
                                                                                               Interest)

Casa Bonita Fullerton, Ltd., a         California          Acacia Villa                        89.50%
  California limited partnership

Collwood Knolls, a California          California          Collwood Knolls                      95%
  limited partnership                                                                     (Limited Partner)

Waterside Villas, LLC, a New           New Jersey                                              50.00%
  Jersey limited liability company

Prospect Park Residence, LLC, a        New York                                                50.00%
  New York limited liability company
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